UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 27, 2015
Date of Report
(Date of earliest event reported)

ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8929 (Commission File Number)	94-1369354 (IRS Employer Identification No.)

551 Fifth Avenue, Suite 300
 New York, New York
10176
(Address of principal executive offices, including zip code)

(212) 297-0200
(Registrant's telephone number, including area code)

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, James S. Lusk ceased to be an executive vice president and the chief financial officer of the Company on April 6, 2015. Mr. Lusk’s departure from the Company will generally be governed by the terms of his amended and restated employment agreement and other related compensation arrangements and benefit plans. In connection with this, the Company entered into a letter agreement on April 27, 2015 with Mr. Lusk’s confirming his severance under these arrangements, subject to his entering into customary releases in connection with his departure.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the letter agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

By:	/s/ Sarah H. McConnell
Name: Title:	Sarah H. McConnell Executive Vice President and General Counsel

Dated: May 1, 2015